Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-197411) and Registration Statement on Form S-8 (Registration No. 333-194875) of Alcobra Ltd. of our report dated February 26, 2015 with respect to the consolidated financial statements of Alcobra Ltd. and its subsidiary for the year ended December 31, 2014 included in this Annual Report on Form 20-F for the year ended December 31, 2014.

/s/ Kost, Forer, Gabbay & Kasierer
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
February 26, 2015	A Member of EY Global